UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2004

UNITED INDUSTRIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD		21030
(Address of principal executive offices)		(Zip Code)

(410) 628-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2004, Fleet Capital Corporation  (currently known as Bank of America Business Capital), United Industrial Corporation (the “Company”) and certain of its subsidiaries entered into a tenth amendment to that certain Loan and Security Agreement dated as of June 28, 2001, by and among such entities (the “Loan Agreement”). A copy of the tenth amendment is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.  Other Events.

On Thursday, September 10, 2004, the Registrant issued a press release announcing that it has priced $100 million aggregate principal amount of its 3.75% convertible senior notes due 2024 to be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1

Tenth Amendment to the Loan Agreement dated as of September 8, 2004 among the Company and certain of its subsidiaries, as Borrowers, and Fleet Capital Corporation (currently known as Bank of America Capital Corporation), as Lender.

99.1	Press release dated September 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

	By:	/s/ James H. Perry
James H. Perry
Chief Financial Officer,
Vice President and Treasurer

Date: September 10, 2004